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                                                                     EXHIBIT 5.1

                            St. John & Wayne, L.L.C.
                                Attorneys At Law
                               Two Penn Plaza East
                          Newark, New Jersey 07105-2249
                                 (201) 491-3300






                                                    December 12, 1997

InterSystems, Inc.
537 Steamboat Road
Greenwich, CT  06830

RE:               INTERSYSTEMS, INC.
                  FORM S-3 REGISTRATION STATEMENT COVERING 2,590,547 SHARES OF COMMON STOCK ("Registered Common Stock")

Gentlemen:

         We have acted as counsel for InterSystems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of the captioned Registration Statement on Form S-3 filed under the Securities Act of 1933, as amended (the "Act")(the "Registration Statement"). Terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Registration Statement.

         In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.


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InterSystems, Inc.
December 12, 1997
Page 2


         Based upon the foregoing, we are of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

2. The shares of Registered Common Stock issued and outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

3. The shares of Registered Common Stock issuable upon (a) exercise of the SGI Warrants, the FF Warrants, the Private Placement Compensation Warrants, the Compensation Warrants and any warrants issued and outstanding as of the date hereof with respect to the Director Shares (collectively, the "Warrants"); or
(b) conversion of the Notes (the Notes and the Warrants are collectively referred to as the "Derivative Securities") when issued in accordance with the terms of any such Derivative Security, so long as such Derivative Security is then outstanding and binding upon the Company in accordance with its terms, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

         By giving the foregoing consent, we do not come within the category of persons whose consent is required under Section 7 of the Act or are otherwise within the category of persons described in Section 11(a)(4) of the Act.

                                                        Very truly yours,


                                                        ST. JOHN & WAYNE, L.L.C.

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